Exhibit 5.1

ELLENOFF GROSSMAN& SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

September 18, 2023

Healthwell Acquisition Corp. I

1001 Green Bay Rd, #227

Winnetka, IL 60093

Re: Registration Statement on Form S-4 (File No. 333-271952)

Ladies and Gentlemen:

We have acted as special counsel to Healthwell Acquisition Corp. I, a Delaware corporation (“HWEL” or the “Company”), in connection with the transactions contemplated by the Business Combination Agreement dated effective as of April 27, 2023 (as it may be amended or supplemented from time to time, including by the First Amendment to Business Combination Agreement, dated May 15, 2023 and the Second Amendment to Business Combination Agreement, dated August 10, 2023, the “Business Combination Agreement”), by and among HWEL, Starton Therapeutics, Inc., a British Columbia corporation (“Starton”); HWEL Holdings Corp., a Delaware corporation and wholly-owned subsidiary of HWEL (“Pubco”); HWEL Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Pubco; 1412384 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and wholly-owned subsidiary of Pubco (“CallCo”); 1412388 B.C. Ltd, a British Columbia corporation and wholly-owned subsidiary of CallCo; Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company, as the representative from and after the Effective Time (as defined in the Business Combination Agreement) of the stockholders of Pubco (other than the Sellers (as defined below) and their successors and assignees); and Kiriakos Charlie Perperidis, in the capacity as the representative of the stockholders of Starton (the “Sellers”) from and after the Effective Time (as defined in the Business Combination Agreement) (the “Business Combination”).

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (a) shares of common stock of Pubco (“Pubco Common Stock”) issuable in exchange for outstanding common stock, par value $0.0001 per share, of the Company; (b) shares of Pubco Common Stock issuable to the security holders of Starton in connection with the Business Combination; and (c) warrants issuable in exchange for outstanding warrants of the Company to purchase shares of Pubco Class A common stock (“Pubco Warrants”); and (d) shares of Pubco Common Stock issuable upon exercise of the Pubco Warrants (“Warrant Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to the issuance of the securities: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; and (ii) the stockholders of the Company will have approved, among other things, the Business Combination Agreement;

B. Prior to the issuance of any of the securities described herein by the Pubco pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Business Combination Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the stockholders of the Company will have approved the Business Combination Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the shares of Pubco Common Stock be validly issued, fully paid and non-assessable.

2. When issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the Pubco Warrants will be legally binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Pubco Warrants; (e) with respect to the shares of Pubco Common Stock underlying the Pubco Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Pubco Common Stock, future issuances of securities, of Pubco and/or adjustments to outstanding securities of Pubco, may cause the Pubco Warrants to be exercisable for more shares of Pubco Common Stock than the number that remain authorized but unissued and (f) we have assumed the Warrant Price (as defined in the Pubco Warrants) will not be adjusted to an amount below the par value per share of the Pubco Common Stock.

3. When the Registration Statement becomes effective under the Securities Act and the Warrant Shares are issued, delivered and paid for in accordance with and in the manner described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Pubco Warrants constituting valid and binding obligations of Pubco, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP